                                                                     Exhibit 4.3

                                 [FORM OF NOTE]

                             [FORM OF FACE OF NOTE]

                           CROSS TIMBERS OIL COMPANY

               9 1/4% SERIES B SENIOR SUBORDINATED NOTE DUE 2007



No. R                                                        $

                                                             CUSIP No.



          Cross Timbers Oil Company, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______ or registered assigns the principal sum of ___________ Dollars on April 1, 2007, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on October 1, 1997 and continuing semiannually thereafter, on April 1 and October 1 of each year, from April 2, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9 1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand, interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided however, that payment of interest may be made at the option of the Company (i) by check mailed to the registered holders of the Securities at their respective addresses as shown on the Security Register or (ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee (received prior to the relevant record date) by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

          [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

----------------
* This paragraph should be included only if the Note is issued in  global form.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                 CROSS TIMBERS OIL COMPANY

[SEAL]

                                 By:
                                     ---------------------------------
                                       Louis G. Baldwin
                                       Senior Vice President

Attest:

--------------------------
Secretary


Dated:
      -----------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

The Bank of New York, as Trustee, certifies that this is one of the 9 1/4% Series B Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

                                 THE BANK OF NEW YORK

                                 By:________________________
                                     Authorized Signatory

                           [FORM OF REVERSE OF NOTE]


     This Security is one of a duly authorized issue of securities of the Company designated as its 9 1/4% Series B Senior Subordinated Notes due 2007 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 1, 1997, between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee as his attorney-in-fact for such purpose.

     The Securities are subject to redemption at the option of the Company, in whole or in part, at any time on or after April 1, 2002, upon not less than 30 or more than 60 days notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below, if redeemed during the 12-month period beginning on April 1 of the years indicated below:

     Year                  Price
     ----                  -----

     2002                 104.625%
     2003                 103.085%
     2004                 101.545%
     2005 and thereafter      100%

together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

     At any time and from time to time prior to April 1, 2000, the Company may, at its option, redeem Securities in an amount in the aggregate equal to up to 33 1/3% of the aggregate principal amount of Securities originally issued under the Indenture with the proceeds of one or more Public Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount) of 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that at least $83,300,000 aggregate principal amount of the Securities must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

     In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Securities do not have the benefit of any sinking fund obligations.

     In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 70 or less than 30 days following the occurrence of a Change of Control of the Company, all of the then outstanding Securities validly tendered at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Change of Control Purchase Date, all as provided in the Indenture.

     In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest to the Net Proceeds Payment Date.

     As set forth in the Indenture, an Event of Default is generally (a) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (b) default for 30 days in payment of interest on any of the Securities; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (d) failure for 30 days after notice to comply with any other covenants in the Indenture or the Securities; (e) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $5,000,000; (f) the failure of any Subsidiary Guarantee to be in full force and effect or otherwise to be enforceable (except as permitted by the Indenture);
(g) certain events giving rise to ERISA liability; (h) certain final judgments against any Restricted Subsidiary in an aggregate amount of $5,000,000 or more which remain unsatisfied and either become subject to commencement of enforcement proceedings or remain unstayed for a period of 60 days; and (i) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the

Company or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice, and
(ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders.
The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and any Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, any Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of Definitive Securities and to make certain other specified changes and other changes that do not adversely affect the rights of any Holder.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     A director, officer, incorporator, or stockholder of the Company or any Subsidiary Guarantor, as such, shall not have any personal liability under this Security or the Indenture by reason of his or its status as such director, officer, incorporator or stockholder. Each Holder, by accepting this Security with or without the notation of Subsidiary Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security with the notation of Subsidiary Guarantee endorsed hereon.

     Prior to the time of due presentment of this Security for registration of transfer, the Company, any Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Subsidiary Guarantors, if any, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company, 810 Houston Street, Suite 2000, Fort Worth, Texas 76102.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

     This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                                ASSIGNMENT FORM


          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to
                             ---------------------------------------------------
            (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               (Print or type assignee's name, address and zip code)

and  irrevocably  appoint
                         -------------------------------------------------------
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                           Your Signature:
     ----------                                ---------------------------------
                                              (Sign exactly as your name appears
                                                on the face of this Security)

Signature Guarantee:

By:
   -----------------------------------
(Participant in a Recognized Signature
   Guaranty Medallion Program)

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE



     If you elect to have this Security purchased by the Company pursuant to
Section 9.15 or Section 9.16 of the Indenture, check the appropriate box:

          Section 9.15 [_]      Section 9.16 [_]

     If you elect to have only part of this Security purchased by the Company pursuant to Section 9.15 or Section 9.16 of the Indenture, state the amount in integral multiples of $1,000:

$
 --------------
Date:                        Signature:
     ----------------                  --------------------------
                                         (Sign exactly as your name appears
                                            on the other side of this Security)


Signature Guarantee:

By:
   ----------------------------
(Participant in a Recognized Signature
    Guaranty Medallion Program)

                [SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES


The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                   Signature of
             Amount of         Amount of       Principal Amount     authorized
            decrease in       increase in       of this Global      signatory
          Principal Amount  Principal Amount  Security following  of Trustee or
 Date of   of this Global    of this Global     such decrease        Security
Exchange      Security          Security        (or increase)       Custodian]*
--------  ----------------  ----------------  ------------------  --------------




----------------
*    This should be included only if the Note is issued in global form.